UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) - December 4, 2000


                                    PSC Inc.
              -----------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    New York
                  --------------------------------------------
                 (State or other jurisdiction of Incorporation)

         0-9919                                             16-0969362
------------------------                       --------------------------------
(Commission File Number)                       (IRS Employer Identification No.)


                    675 Basket Road, Webster, New York 14580
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (716) 265-1000
               --------------------------------------------------
               Registrant's Telephone Number, including Area Code

Item 5.  Other Events

     (a) On Decembers 4, 2000, Edward J. Borey was appointed President, Chief Executive Officer and a director of the Registrant. He replaced Robert S. Ehrlich, Chairman of the Board of Registrant, and Bert W. Wasserman, a director of Registrant, who had been serving as interim Co-Chief Executive Officers following the resignation of Robert C. Strandberg on August 23, 2000. Mr. Ehrlich continues as Chairman of the Board, and Mr. Wasserman continues to serve as a director of the Registrant.

     (b) Registrant received a Nasdaq Staff Determination on September 6, 2000 indicating that Registrant failed to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(b)(04) and that its common shares were, therefore, subject to delisting from The Nasdsaq National Market. Registrant has requested a hearing before a Nasdaq Listing Qualifications Panel ("Panel") to review the Staff Determination. The hearing will be held on January 4, 2001. There can be no assurance that the Panel will grant Registrant's request for continued listing. If Registrant's request is denied, Registrant will apply to list its common shares on The Nasdaq SmallCap Market. However, there can be no assurance that Registrant's common shares will be accepted for listing on such market.

Item 7.  Financial Statements and Exhibits

     (c) Exhibits:

     99.1 News Release entitled "PSC appoints Chief Executive Officer" issued by the Registrant on December 4, 2000.

     99.2 News Release entitled "PSC Requests Hearing Before NASDAQ Panel" issued by the Registrant on December 11, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      PSC Inc.
                                           ----------------------------
                                                    (Registrant)

Date:  December 4, 2000           By:      /s/ Michael J. Stachura
                                     -----------------------------
                                           Michael J. Stachura
                                           Vice President, Chief Financial
                                           Officer & Treasurer